EX-99.906CERT


                                  CERTIFICATION

     Thomas J. Runkel, Chief Executive Officer, and, Chief Financial Officer of Runkel Funds, Inc. (the "Registrant"), certifies to the best of his knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer            Chief Financial Officer
Runkel Funds, Inc.                 Runkel Funds, Inc.

   /s/ Thomas J. Runkel                 /s/ Thomas J. Runkel
-------------------------------    --------------------------------

Thomas J. Runkel                   Thomas J. Runkel
Date:   9/1/2004                   Date:   9/1/2004
     ---------------------------   -------------------------------


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Runkel Funds, Inc. and will be retained by Runkel Funds, Inc. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.